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                                                                   EXHIBIT 10.3


                             MEMORANDUM OF AGREEMENT

                      made and entered into by and between

                      SASOL CHEMICAL INDUSTRIES (PTY) LTD

                    a company incorporated under the laws of
                    the Republic of South Africa, having its
                registered office at 2 Sturdee Avenue, Rosebank,
                          2196 Republic of South Africa

                     (hereinafter referred to as SASOLCHEM)

                                       and

                           JLM MARKETING INCORPORATED

                  a company incorporated under the laws of the
                  State of Delaware, United States of America,
                         having its registered office at
                   8675 Hidden River Parkway, TAMPA, FL 33637
                            United States of America

                        (hereinafter referred to as JLM)


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                                      -2-

      WHEREAS SASOLCHEM is a producer of ACETONE, hereinafter referred to as the PRODUCT;

      WHEREAS SASOLCHEM desires to export the PRODUCT to JLM for the marketing of the PRODUCT in the USA and Canada; and

      WHEREAS JLM is willing to purchase the PRODUCT from SASOLCHEM for the marketing of the PRODUCT in the USA and Canada.

      NOW, therefore, the parties have agreed as follows:

      1     SALE AND PURCHASE

            SASOLCHEM hereby agrees to sell the PRODUCT to JLM and JLM agrees to purchase the PRODUCT from SASOLCHEM. Product supplied to JLM in terms of this Agreement shall only be marketed by JLM in the USA and Canada. JLM agrees not to sell the PRODUCT into any other market unless prior approval is obtained from SASOLCHEM.

      2     DURATION

            This Agreement shall become effective on 1 July 1992 and shall continue on an evergreen basis until terminated by either party by giving 6 (six) months' written notice of termination to the other party. No such notice of termination shall, however, be given so as to take effect before 31 December 1993.


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                                      -3-

      3     QUALITY

            SASOLCHEM shall supply the PRODUCT, at the point of sale as defined in Clause 4(a), in conformity with the specification of the PRODUCT as set out in Annexure "A" hereto.

      4     TERMS OF SALE AND PRICE

      (a) SASOLCHEM shall supply the PRODUCT to JLM on a CIF USA port basis, unless the parties mutually agree otherwise. Ownership and risk in the PRODUCT shall pass to JLM at the inlet flange (the point of sale) of the vessel where the PRODUCT is loaded in Durban (Incoterms latest edition to apply).

      (b) JLM shall purchase the PRODUCT from SASOLCHEM and sell it in its own name and for its own account.

      (c) Sales are to be made and invoiced by SASOLCHEM to JLM at the provisional price for the PRODUCT as agreed between the parties for each calendar quarter before the middle of each preceding quarter. In case the parties do not agree on the provisional price, the final price of the preceding calendar quarter shall be the provisional price for the new calendar quarter.

      (d) Payment for the PRODUCT shall be made by JLM to SASOLCHEM within 45 days after the Bill of Lading date.


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                                      -4-

            Payment of all amounts owing in terms of this Agreement shall be made in US Dollars at such Bank in the Republic of South Africa, or elsewhere, as SASOLCHEM may from time to time nominate, free of any bank commission outside the Republic of South Africa, or any other deduction whatsoever.

      (e) The provisional price agreed for each calendar quarter in accordance with Clause 4(c) shall be subject to review and adjustment by the end of the month immediately following each calendar quarter. The provisional price shall be weighted in accordance with the agreed volume split between the different end-users and the different geographic areas supplied to. In order to determine the final price for each quarter, JLM shall advise SASOLCHEM, by means of an audited certificate if so requested by SASOLCHEM, of JLM's selling prices of the PRODUCT to the methyl methacrylate and solvent industries in the USA and Canada for each quarter.

            The final CIF, USA port, duty unpaid price for each quarter shall be calculated as follows:

            JLM's average delivered selling price of the PRODUCT for each quarter,

            minus actual pipeline, barge, storage and surveying costs

            minus duty paid by JLM

            minus finance charges for 30 days calculated at the prime bank rate in the USA

            = CIF USA port duty unpaid price.


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                                       -5-

            A commission of *** of the CIF, duty unpaid price, shall be paid to JLM.

            Any difference between the final price as calculated above and the provisional price as determined in accordance with Clause 4(c), shall be adjusted, ie in case the final price is higher than the provisional price fixed for each quarter, JLM shall pay the additional amount to SASOLCHEM and in case the final price is lower than the provisional price for each quarter, SASOLCHEM shall pay the amount owing to JLM. All settlements shall be effected within 15 days after the final figures have been submitted.

      5     QUANTITIES

            SASOLCHEM shall advise JLM during October of each year of the quantity of the PRODUCT SASOLCHEM estimates to be available for export to JLM during the following calendar year. JLM shall in turn advise SASOLCHEM whether or not it expects to be able to sell the estimated volume to the methyl methacrylate industry.

            By not later than the middle of each quarter the parties shall negotiate the actual quantities of the PRODUCT to be shipped during the following quarter.

            The quantities of the PRODUCT to be shipped each calendar year shall be spread as evenly as possible between the four quarters.


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                                       -6-

            SASOLCHEM advises JLM that the estimated quantity available for calendar year 1993 is 25 000 (TWENTY-FIVE THOUSAND) metric tons. The MMA : Solvents ratio will be 30:70 for 1993. No Sasol acetone will be supplied into the solvents distribution market in the US Gulf during 1993. New Jersey and Wilmington will only be supplied with acetone into the solvents distribution market.

      6     SECRECY

            JLM shall not reveal during the currency of this Agreement or after its expiry or termination, the trade secrets of SASOLCHEM nor use such secrets otherwise than for purposes of the implementation of this Agreement.

      7     APPLICABLE LAW/ARBITRATION CLAUSE

            The Agreement shall be governed by English (UK) law. Any dispute hereunder that cannot be settled amicably shall be submitted to arbitration of the International Chamber of Commerce. The place of arbitration shall be London.

      8     LIABILITY

            SASOLCHEM shall not be liable for any damage suffered by anyone as a result of the use of the PRODUCT sold under this Agreement either in its form as sold or in a processed form or otherwise and in particular


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                                       -7-

            SASOLCHEM shall not be liable for consequential damage of any kind including, but not limited to, product liability or loss of profit. Against claims in respect of all the foregoing JLM undertakes to fully indemnify and hold SASOLCHEM harmless, which indemnity and holding harmless shall also encompass legal costs of any nature, including costs as between attorney and client. Unless JLM notifies SASOLCHEM of any claim for damages within 60 (SIXTY) days after JLM's receipt in the USA of the PRODUCT, provided that for any cause of damage not reasonably discoverable within such 60 day period, any claim of damages must be made within 180(ONE HUNDRED AND EIGHTY) days after JLM's receipt in the USA of the PRODUCT JLM has notified SASOLCHEM that JLM has insurance coverage against liability.

      9     FORCE MAJEURE

            Neither of the parties shall be held liable in respect of failure to fulfil its obligations in terms of this Agreement, when, but only for as long as, such failure is caused by or arises from force majeure such as, but not limited to, the lawful order of a state, war, civil commotion, riots, insurrection, strikes, lock-outs, fires, explosions, floods, or other like circumstances, in so far as any of the aforementioned events is beyond its control, arises after conclusion of this Agreement and has not been wholly or partially caused by its negligence or that of its contractors, agents, employees or functionaries.


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                                       -8-

            In such cases the affected party shall immediately notify the other party of such failure and shall use its best endeavours to remove the said circumstances with the least delay possible, so that the contractual obligations can, as soon as possible, be fulfilled in the manner provided for.

      10    INCORRECT OR DEFECTIVE PRODUCT

            Should SASOLCHEM deliver PRODUCT which does not comply with the specification contained in this Agreement, SASOLCHEM shall replace at SASOLCHEM'S cost, the delivered PRODUCT by the correct one or one complying with the said specification. The parties shall jointly decide how best to sell or dispose of PRODUCT delivered that does not comply with the specification.

            The parties shall jointly decide how best to sell or dispose of PRODUCT by the correct one or one complying with the said specification. The incurred selling or disposal costs shall be for SASOLCHEM's account.

      11    NOTICES AND DOMICILIUM

            For all purposes arising out of this Agreement, the parties hereby choose domicilium citandi en executandi respectively as follows:

            SASOL CHEMICAL INDUSTRIES (PTY) LTD
            2 STURDEE AVENUE
            ROSEBANK
            JOHANNESBURG 2001
            REPUBLIC OF SOUTH AFRICA


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                                      -9-

            JLM MARKETING INC.
            8675 HIDDEN RIVER PARKWAY
            TAMPA, FL 33637
            UNITED STATES OF AMERICA

            Either party may from time to time change its domicilium by notice in writing to the other party.

     SIGNED AT JOHANNESBURG on this the 11th day of January 1994

     WITNESSES:

     1     /s/                             /s/
           -----------------------         -----------------------
                                           for and on behalf of
                                           SASOL CHEMICAL INDUSTRIES
                                           (PTY) LTD

     2    /s/
          -----------------------

     SIGNED AT Tampa, Florida on this the 2nd day of March 1994

     WITNESSES:

     1     /s/                             /s/
           -----------------------         -----------------------
                                           for and on behalf of
                                           JLM MARKETING INC.
      2    /s/
          -----------------------


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[SASOLCHEM LOGO]

                                     ACETONE

                           EXPORT SALES SPECIFICATION
                                (CODE NO 221/10)

SPECIFICATION

PROPERTIES                   UNITS            LIMITS            TEST METHODS

COMPOSITION
Colour (Pt Co)               Hazen            + 5 max           ASTM D1209

Appearance                   -                Clear and free of sediment

Density at 20'C              kg/l             0,789 - 0,792     ASTM D1298

Water Content                mass %           0,3 max           ASTM D1364

Acetone                      mass %           99,5 min

Ethanol                      mass %           0,005 max

Distillation at 101,3 kPa                                       ASTM D86

Initial Boiling Point        (degree C)       55,8 min

Dry Point                    (degree C)       56,6 max

Acidity as CH3COOH           mass %           0,002 max         ASTM D1613

Residue on Evaporation       mass %           0,001 max         ASTM D1353

Permanganate Test
at 25(degree)C               minute           90 min            ASTM D1363

USES:

As a solvent in the following applications:
     lacquers, lacquer thinners, liquid printing inks, nail polish removers, in the filling of acetylene cylinders, polyester resins, bituminous paints, PVC cloth manufacture, adhesives and explosives.
A raw material for the manufacture of:
     methyl iso-butyl ketone, di-acetone alcohol, hexylene glycol and fine chemicals
Refining of petroleum products and manufacture of grease.

                                   SASOLCHEM

ISSUE NO:  DVDW 7/92